                                                                    EXHIBIT 10.6



                              December 22, 1995



The ADI Group Limited.
ADI U.K. Limited
Aviation Defence International Germany Limited



                          Re: Facility Letter


Gentlemen:


         This letter (the "Letter") is the Facility Letter contemplated by that certain Loan and Security Agreement (the "Agreement") of even date by and among us, you, and certain corporations and companies associated with you and provides the terms and conditions on which we will extend to you jointly and severally the European Revolver Facility. This Letter is subject to, and will have the benefit of, all of the terms and conditions of the Agreement, unless the specific terms of this Letter conflict with terms of the Agreement, in which case, the terms of this Letter will control. All capitalized terms not defined in this Letter are to have the meanings provided in the Agreement. In addition, certain terms are to have the meanings specified in the Glossary attached hereto.

         In consideration of the premises and the agreements, provisions and covenants herein contained and for TEN U.S. DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the European Borrowers and Lender agree as follows:

1.  Credit Facility

                 (a) Subject to all of the terms and conditions of this Letter and the Agreement, in reliance upon the representations and warranties made herein and in the other Loan Documents and the representations contained in the

         Schedules, and so long as no Default or Event of Default then exists, Lender, during the Interim Period, and, if the Withholding Ruling is provided to Lender during the Interim Period, during the period from the date hereof through the day before the last day of the Original Term or the last Renewal Term, will make the European Revolver Loans to the European Borrowers jointly and severally, as requested by the European Borrowers in accordance with the terms herein, up to a maximum principal amount at any time outstanding under the European Revolver Facility whose Dollar Equivalent is equal to the European Borrowing Base at such time. If any of the unpaid European Loans are Overadvances or exceed any other limitation set forth in this Letter or the Agreement, such European Revolver Loans are nevertheless to constitute Obligations that are secured by the European Collateral and the U.S. Collateral and entitled to all of the benefits thereof.

                 (b) The European Revolver Loans, which are to be evidenced by the European Revolver Notes (the "European Revolver Notes"), are to be made by Lender as Foreign Currency Loans in the Foreign Currency from time to time designated by European Borrowers, if such Foreign Currency is available to Lender, or as Dollar Loans; are to be repaid in the same currency as which the Loans were made by Lender; and are to be used solely for Permitted Proceeds Uses. Each Foreign Currency Loan shall be in a minimum Dollar Equivalent amount of five hundred thousand Dollars ($500,000) and upward increments of two hundred fifty thousand Dollars ($250,000).

                 (c) Borrowings under the European Revolver Facility are to be as follows:

                          (i) Each European Revolver Loan is to be made, or is to be deemed to be made, in the following manner: (a) the European Borrower shall give Lender written, telephonic or electronic notice (provided that telephonic notice shall be promptly, and in any event within one Business Day, confirmed in writing by delivery of a written notice to Lender that conforms to the requirements of this paragraph), or notice in such other manner as may be agreed upon from time to time by Lender and European Borrowers, of its intention to borrow (which notice is to be irrevocable) before 11:30 a.m. (Atlanta, Georgia time), specifying the amount of the proposed borrowing; whether the requested Loan is to be a Dollar Loan or a Foreign Currency Loan, and, if the latter, the Foreign Currency in which the borrowing is to be made, with no more than two Foreign Currency Loans to be requested each calendar month; and the proposed borrowing date for the Loan, which must be no earlier than the third Business Day after the date or receipt of the request by Lender in Atlanta, Georgia (with the date of request not to count as the first of such three Business Days); (b) unless payment is otherwise timely made by the European Borrowers, the becoming due of any amount required to be paid by the European Borrowers under this Letter or under the Agreement as principal or accrued interest is to be deemed irrevocably to be a request by European Borrowers for a European Revolver Loan on the due date of, and in the currency due, with respect to such principal and accrued interest; (c) unless payment is otherwise timely made by the European Borrowers, the becoming due of any other Obligations due from the European Borrowers is to be deemed irrevocably to be a request for a European Revolver Loan on the due date of, and in the currency due, with respect to such Obligation; and (d) the presentation by European Borrowers for payment by Bank of any check or other item of payment drawn on a Controlled Disbursement Account is to be deemed irrevocably to be a request for a Dollar Loan in the Dollar Equivalent amount of such check or other item of payment.

                          (ii) The proceeds of each European Revolver Loan requested as described above are to be disbursed by Lender in the requested Dollars or Foreign Currency by wire transfer to such bank account as may be agreed upon by European Borrowers and Lender from time to time; and the proceeds of each European Revolver Loan requested to satisfy an Obligation as described above are to be disbursed by Lender by way of direct payment of the relevant Obligation.

                          (iii) Each request, including specifically, but without limitation, a telephonic request, for a European Revolver Loan is to be conclusively presumed to be made by a Person authorized by European Borrowers to do so; and the making of the requested European Revolver Loan will conclusively establish European Borrowers' obligation to repay such European Revolver Loan in accordance with this Letter and the Agreement.

                 (d) The European Revolver Facility will be in effect for a period commencing on the date hereof and ending on the last day of the Interim Term, or, if the Withholding Ruling is provided to Lender during the Interim Period, the Original Term and, should the Original Term come into effect, will automatically renew itself for one (1) year periods thereafter (each a "Renewal Term"), unless terminated as hereinafter provided.

                 (e) Lender or European Borrowers may terminate the European Revolver Facility at the end of either the Original Term or any Renewal Term upon not less than one hundred twenty (120) days prior written notice; but Lender may immediately terminate the European Revolver Facility, without notice, upon or after the occurrence of an Event of Default and during the continuation thereof.

                 (f) Upon at least ninety (90) days prior written notice to Lender, European Borrowers may terminate the European Revolver Facility on a day other than the last day of the Original Term; provided that European Borrowers may, at any time prior to ten (10) days before the noticed termination date, give Lender written notice extending the termination date up to an additional ten (10) days.

                 (g) Upon the effective date of any termination of the European Revolver Facility, all of the Obligations will become due and payable and Lender may discontinue making further Loans to European Borrowers. No termination (regardless of cause or procedure) of the European Revolver Facility is to in any way affect or impair the rights, powers or privileges of Lender or the obligations, duties or liabilities of European Borrowers in any way relating to (i) any transaction or event occurring prior to the effective date of such termination or (ii) any of the undertakings, agreements, covenants, warranties or representations of European Borrowers contained in this Letter or the Agreement or any of the other Loan Documents.

                 (h) The European Revolver Loans are to constitute general obligations of the European Borrowers, and are to be secured by Lender's security interest in and Lien upon all of the European Collateral and the U.S. Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Obligated Borrowers to Lender to the extent provided in the Security Documents under which any such Lien arises.

                 (i) European Revolver Loans constituting Dollar Loans shall bear interest from the date such European Revolver Loans are made to the date paid at the Regular Rate or the Loan LIBOR Rate. European Revolver Loans constituting Foreign Currency Loans shall bear interest from the date such European Revolver Loans are made to the date paid at the Foreign Currency Rate. The applicable basis for determining the rate of interest shall be selected by European Borrowers initially at the time a notice of borrowing is given. The basis for determining the interest rate with respect to any European Revolver Loan may be changed from time to time pursuant to paragraph (4) hereinafter. If on any day a European Revolver Loan constituting a Dollar Loan is outstanding with respect to which notice has not been delivered to Lender in accordance with the terms of this Letter and the Agreement specifying the basis for determining the rate of interest, then for that day that Dollar Loan shall bear interest at the Regular Rate.

2.  Interest Periods

                 In connection with each Foreign Currency Loan and LIBOR Rate Loan, European Borrowers shall elect an Interest Period to be applicable to such Loan, which Interest Period shall be a one month period, if such Loan is a Foreign Currency Loan, and either a one, two, three or six month period, if such Loan is a Dollar Loan; provided that:

                          (a) the initial Interest Period for any European Revolver Loan shall commence on the funding date of such European Revolver Loan;

                          (b) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                          (c) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                          (d) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (e) below, end on the last Business Day of a calendar month;

                          (e) no Interest Period shall extend beyond the Interim Term, or, if the Withholding Ruling is provided to Lender during the Interim Period, the Original Term, or any Renewal Term;

                          (f) the Interest Period for a European Revolver Loan that is converted pursuant to paragraph (4) shall commence on the date of such conversion and shall expire on the date on which the Interest Period for the European Revolver Loans so converted expires; and

                          (g) there shall be no more than two (2) Interest Periods relating to European Revolver Loans at any time.

3.  Payments

                 All payments of principal, interest and fees and all other amounts to be made by any party pursuant to this Letter and the Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding (i) in the case of Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank (as the case may be) is organized or any political subdivision thereof and (ii) in the case of European Revolver Loans, any applicable withholding taxes pertaining thereto (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that any party is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, such party shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to the Lender additional amounts as may be necessary in order that the amount received by the Lender after the required withholding or other Tax is the full amount due to Lender under this Letter and the Agreement. In computing interest on any European Revolver Loan, the date of funding of the European Revolver Loan or the first day of an Interest Period applicable to such European Revolver Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan or a Dollar Loan being converted from a Foreign Currency Loan, the date of conversion shall be included and the date of payment of such European Revolver Loan or the expiration date of an Interest Period applicable to such European Revolver Loan, or with respect to a Base Rate Loan being converted to a LIBOR Rate Loan or a Dollar Loan being converted to a Foreign Currency Loan, the date of conversion shall be excluded; provided, that if a European Revolver Loan is repaid on the same day on which it is made, one day's interest shall be paid on that European Revolver Loan.

                 European Borrowers may repay a Foreign Currency Loan on a day other than the last day of the applicable Interest Period, but only if European Borrowers shall compensate Lender for each such repayment, by the payment in Dollars of the greater of (i) two thousand Dollars (U.S. $2,000) or (ii) all losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by Lender in connection with the reemployment of such funds) which Lender may incur because of such prepayment, upon Lender's written request (which request shall set forth in reasonable detail the basis for requesting any amounts pursuant to subsection (ii) and which shall, absent manifest error, be conclusive and binding upon all parties hereto).

4.  Conversion or Continuation

                 Subject to the provisions of this paragraph (4) and the limitation on the number of Interest Periods, European Borrowers shall have the option to (1) convert at any time all or any part of outstanding Loans equal to Dollar Equivalent $500,000 and integral multiples of Dollar Equivalent $250,000 in excess of that amount from Dollar Loans to Foreign Currency Loans or from

         Regular Rate Loans to LIBOR Rate Loans, or (2) upon the expiration of any Interest Period applicable to a Foreign Currency Loan or LIBOR Rate Loan, to continue all or any portion of such Loan equal to Dollar Equivalent $500,000 and integral multiples of Dollar Equivalent $250,000 in excess of that amount as a Foreign Currency Loan or LIBOR Rate Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the European Revolver Loan to be continued; provided, that any such conversion of a Loan may only take place on the expiration date of an Interest Period applicable thereto; and provided, further, that no outstanding European Revolver Loan may be continued as, or be converted into, a Foreign Currency Loan or LIBOR Rate Loan when any Event of Default or Default has occurred and is continuing; and provided, further, that no European Revolver Loan may be converted into a LIBOR Rate Loan or a Foreign Currency Loan until five (5) days after the Closing Date.

                 European Borrowers shall deliver a fully and properly completed notice of conversion/continuation to Lender no later than 11:00 a.m. (Atlanta time) at least three (3) Business Days in advance of the proposed conversion/continuation date. In lieu of delivering the above-described notice of conversion/continuation, European Borrowers may give Lender telephonic notice by the required time of any proposed conversion/continuation under this paragraph (4); provided, that such notice shall be promptly confirmed in writing by delivery of a notice of conversion/continuation to Lender on or before the proposed conversion/continuation date.

                 Lender shall not incur any liability to European Borrowers in acting upon any telephonic notice referred to above that Lender believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Obligated Borrowers or for otherwise acting in good faith under this paragraph (4).

                 Except as provided in this subsection, a notice of conversion/continuation for conversion to, or continuation of, a LIBOR Rate Loan or a Foreign Currency Loan (or telephonic notice in lieu thereof) shall be irrevocable once given, European Borrowers shall be bound to convert or continue in accordance therewith and Lender shall have no liability for acting in accordance with European Borrowers' instructions contained therein.

                 Interest is to be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days unless reference to a 365 or 366-day year is necessary in order not to exceed the Maximum Rate), commencing on the date hereof, and is to be payable monthly, in arrears, on the first day of each month.

5.       Default Interest

                 Upon the occurrence of an Event of Default, at Lender's sole discretion, the principal amount of the Obligations will bear interest at the Default Rate.

                 The provisions herein relating to the Default Rate represent a fair and reasonable estimate by European Borrowers and Lender of a fair average compensation for the loss that may be sustained by Lender due to the failure of Obligated Borrowers to make timely payments with respect to the Obligations and for the cost and expenses that may be incurred by Lender by reason of the occurrence of an Event of Default, the parties recognizing that the damages caused by such extra administrative expenses and loss of the use of funds is impracticable or extremely difficult to ascertain or estimate. Interest at the Default Rate shall be paid without prejudice to the rights of Lender to collect any other amounts provided to be paid hereunder, under the Agreement or under any of the other Loan Documents or to declare a default under this Letter, the Agreement or any of the other Loan Documents.

6.       Financial Covenants

                 During the term of the Agreement, and thereafter for so long as there are any Obligations to Lender, European Guarantor and European Borrowers shall:

                          (i) Maintain at all times for the European Guarantor (computed on a consolidated basis) an Adjusted Tangible Net Worth during the fiscal year ending December 31, 1996 of not less than Dollar Equivalent $800,000 and, during each fiscal year thereafter, of not less than the sum of (i) Dollar Equivalent L.516,000 British pounds sterling plus (ii) the greater of (a) Dollar Equivalent L.320,000 British pounds sterling or (b) seventy-five percent (75%) of the preceding fiscal year's net income after tax (computed in accordance with GAAP) plus (iii) the aggregate of the amounts added pursuant to clause (ii) above for all previous fiscal years occurring after the fiscal year ending December 31, 1996.

                          (ii) Maintain at each month-end for the European Guarantor (computed on a consolidated basis) a ratio of (i) average Funded Indebtedness over the immediately preceding twelve (12) months to (ii) EBIDAT for the immediately preceding twelve (12) months, of not less than 3.0 to 1 (provided that for the fiscal year ending December 31, 1996, such calculations shall be based upon the cumulative monthly average annualized for such fiscal year).

                          (iii) Maintain at each month-end for the European Guarantor (on a consolidated basis) an aggregate Debt Service Coverage for such month for the immediately preceding twelve (12) months of not less than 2.0 to 1 (provided that for the fiscal year ending December 31, 1996, such calculations shall be based upon the cumulative monthly average annualized for such fiscal year).

                          (iv) Maintain at all times for the European Borrowers (computed without regard to Subsidiaries) an aggregate excess availability under the European Revolver Facility (the excess of the amount of the European Borrowing Base on such date in Dollar Equivalent over the then outstanding Dollar Equivalent amount of the European Revolver Loans and face amount in Dollar Equivalent of the Letters of Credit issued for the account of European Borrowers) of not less than the amount shown below for the period corresponding thereto:

                          Period                          Amount
                          ------                          ------

                 Closing Date through                     Dollar Equivalent
                 December 31, 1997                        $500,000

                 January 1, 1998 and               Dollar Equivalent
                 thereafter                               $-0-


                          (v) Maintain at all times for all Subsidiaries of European Guarantor an Adjusted Tangible Net Worth of not less than its Adjusted Tangible Net Worth as of January 1, 1996.


                                      Sincerely,

                                      FIRST UNION COMMERCIAL
                                      CORPORATION


                                      By: /s/
                                         -------------------------------

         The undersigned, by and through their duly authorized officers, evidence their acceptance of and agreement to this Letter by executing below:

THE ADI GROUP LIMITED


By: /s/
   ----------------------------
Its:
    ---------------------------

ADI U.K. LIMITED

By: /s/
   ----------------------------
Its:
    ---------------------------

AVIATION DEFENCE INTERNATIONAL GERMANY LIMITED


By: /s/
   ----------------------------
Its:
    ---------------------------

              Glossary of Defined Terms to the Facility Letter


         Dollar Equivalent - means the exact equivalent, in the case of Dollars, and the Dollar equivalent of Foreign Currency, as determined by Lender with respect to any determination date on the basis of Bank's or other Lender Affiliate's (as chosen by Lender) spot rate for the purchase of the appropriate Foreign Currency in U.S. Dollars.

         Dollar Loan - means a European Revolver Loan made and repayable in U.S. Dollars.

         Eligible European Account - an Account arising in the ordinary course of the business of European Borrowers, which Lender, in its sole credit judgment, deems to be an Eligible European Account. Without limiting the generality of the foregoing, no Account is to be an Eligible European Account if: (i) it represents unearned Accounts that have been invoiced but as to which the European Borrower has not rendered the invoiced services as of the date of the invoice; or (ii) it does not constitute a complete bona fide transaction which requires no further act under any circumstances to make such Account payable by such Account Debtor; or (iii) it is owed by a Subsidiary or an Affiliate of an Obligated Borrower or Guarantor; or (iv) it is due for payment more than thirty (30) days after the original invoice date or it is unpaid more than ninety (90) days after the original invoice date; or (v) thirty percent (30%) or more of the Accounts from the Account Debtor are not deemed Eligible European Accounts hereunder; or (vi) any covenant, representation or warranty contained in the Agreement or this Letter with respect to such Account has been breached; or (vii) the Account Debtor is also a creditor or supplier of any Obligated Borrower or Guarantor, or has disputed liability with respect to such Account, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor, to the extent of the amount of any offset, dispute or claim; or (viii) the Account Debtor has commenced a voluntary case under any insolvency or receivership law, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under any insolvency or receivership law, as now constituted or hereafter amended, or any other creditors rights petition or other application for relief has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (ix) if Lender believes, in its sole judgment, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or (x) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the Account owner assigns its right to payment of such Account to Lender, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940, as amended; or (xi) the Account is subject to a Lien other than a Permitted Lien; or (xii) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Lender, in its sole discretion, to the extent such Account exceeds such limit; or (xiii) the Account is not an open

Account and is evidenced by an instrument of any kind, or has been reduced to judgment; or (xiv) any European Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or (xv) any European Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or
(xvi) the Account has not been invoiced to the Account Debtor for a period of greater than 35 days from the date of rendition of services.

         European Borrowing Base Certificate - the borrowing base certificate to be submitted by the European Borrowers with such frequency as Lender may require from time to time and in any event no less frequently by the tenth
(10th) Business Day of each month for and as of the last Business Day of the preceding month.

         European Collateral - has the meaning given that term in the General Debenture executed by ADI U.K. and the Assignment of Accounts executed by ADI Germany in favor of Lender.

         European Revolver Borrowing Base - at any date of determination thereof, an amount determined by reference to the latest timely-filed European Borrowing Base Certificate and equal to the lesser of:

                 (a) the Dollar Equivalent of (i) $5,000,000; minus (ii) the face amount of any Letters of Credit issued for the account of the European Borrowers and outstanding at such date; or

                 (b)  the Dollar Equivalent of (i) seventy-five percent
         (75%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the net amount of Eligible European Accounts outstanding and reflected in the most current European Borrowing Base Certificate; minus (ii) $500,000 (minus the Dollar amount of any Account excluded from the U.S. Revolver Borrowing Base pursuant to clause (iv) of paragraph (b) of the definition of U.S. Revolver Borrowing Base, in the amount so excluded up to an aggregate of $500,000); minus (iii) an amount equal to fifteen percent (15%) of the face amount of all Accounts owed to ADI Germany; and minus (iv) an amount equal to the sum of (A) any amounts which European Borrowers are obligated to pay but do not pay when due and which Lender pays pursuant to any of the Loan Documents for the account of European Borrowers, (B) the face amount of any Letters of Credit issued for the account of the European Borrowers outstanding at such date, and (C) such reserves as Lender in its sole discretion elects to establish from time to time.

         For purposes hereof, the net amount of Eligible European
         Accounts at any time shall be the face amount of such Eligible European Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances, sales or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

         Foreign Currency - means, if offered and subject to availability, either British pounds sterling or German deutsche marks.

         Foreign Currency Business Day - means any Business Day, excluding one on which trading is not carried on by and between banks in deposits of the applicable Foreign Currency in the applicable interbank market for such Foreign Currency.

         Foreign Currency Loan - means a European Revolver Loan made and repayable in Foreign Currency.

         Foreign Currency Margin - with respect to Foreign Currency Loans, means the rate set forth below opposite the relevant ratio of Funded Indebtedness to EBIDAT for the European Borrowers (computed without regard to Subsidiaries):



               Funded Indebtedness/                Foreign Currency
                      EBIDAT                            Margin
               --------------------                ----------------
               Greater than 2 to 1                      3.05%

               Greater than 1 to 1
               and less than or equal
               to 2 to 1                                2.8%

               Less than or equal to
               1 to 1                                   2.55%



         Notwithstanding the foregoing, as of the Closing Date and to and through June 30, 1996, the Foreign Currency Margin for Dollar Loans constituting European Revolver Loans shall be 2.8%. Thereafter, adjustments to the Foreign Currency Margin for Foreign Currency Loans the European Revolver Loans shall be adjusted on the fifth Business Day after receipt by Lender of the monthly financial statement due for June, September, December and March, based on the ratio of (i) average Funded Indebtedness as of the end of each month during the immediately preceding four fiscal quarters ending on the first day of the adjustment month to (ii) EBIDAT for the immediately preceding four fiscal quarters ending on such first day of the adjustment month. In the event that during an adjustment month, a European Borrower shall have failed to deliver to Lender when required under the Agreement financial statements and other reports necessary for calculation of the Foreign





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

Currency Margin, the Foreign Currency Margin for all Foreign Currency Loans shall be adjusted forty-five (45) days following such adjustment month to 3.05%.

         Foreign Currency Rate - with respect to Foreign Currency Loans, means the IBOR for the Interest Period applicable to such Loan, plus the Foreign Currency Margin.

         IBOR - means, with respect to each Foreign Currency Loan and for each Interest Period, a rate of interest determined by Lender equal to

                 (a) the rate of interest at which deposits in the applicable Foreign Currency, for a period comparable to the Interest Period and in an amount comparable to the amount of such Foreign Currency Loan, are offered, based on relevant information available to Lender from Telerate (or, if it is unavailable to Lender from Telerate for any reason, by reference to relevant information on the Reuters Screen) as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; divided by

                 (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System (such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (1/16 of 1%).

         Interest Margin - with respect to Dollar Loans made under the European Revolver Facility, the rate set forth below opposite the relevant ratio of Funded Indebtedness to EBIDAT for the European Borrowers (computed without regard to Subsidiaries):

       Funded Indebtedness/        Libor Rate        Base Rate
             EBIDAT                  Loans             Loans
       --------------------       -----------        ---------
   Greater than 2 to 1               3.05%             0.55%

   Greater than 1 to 1
   and less than or equal
   to 2 to 1                         2.8%              0.3%

   Less than or equal to
   1 to 1                            2.55%               3%


         Notwithstanding the foregoing, as of the Closing Date and to and through June 30, 1996, the Interest Margin for Dollar Loans constituting European Revolver Loans shall be 2.8% for LIBOR Rate Loans and 0.3% for Base Rate Loans. Thereafter, adjustments to the Interest Margin for the European Revolver Loans shall be adjusted on the fifth Business Day after receipt by Lender of the monthly financial statement due for June, September, December and March, based on the ratio of (i) average Funded Indebtedness as of the end of each month during the immediately preceding four fiscal quarters ending on the first day of the adjustment month to (ii) EBIDAT for the immediately preceding four fiscal quarters ending on such first day of the adjustment month. In the event that during an adjustment month, a European Borrower shall have failed to deliver to Lender when required under the Agreement financial statements and other reports necessary for calculation of the Interest Margin, the Interest Margin for the Dollar Loan shall be adjusted forty-five (45) days following such adjustment month to 3.05% for LIBOR Rate Loans and .55% for Base Rate Loans.

         Interim Term - the period beginning at the Closing Date and ending on the 330th day after the Closing Date.

         Withholding Ruling - a ruling from the Inland Revenue Department of the United Kingdom that the interest paid on the European Revolver Loan may be paid to Lender without withholding or other deduction, said ruling to be satisfactory in form and substance to Lender.





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